Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 Nos. 333-165663, 333-169576 and 333-175645) of Dynavax Technologies Corporation and in the related Prospectuses,

(2) Registration Statement (Form S-3/A No. 333-164254) of Dynavax Technologies Corporation and in the related Prospectus, and

(3) Registration Statements (Form S-8 Nos. 333-113220, 333-136345, 333-145094, 333-152819, 333-157741, 333-164255 and 333-171552) pertaining to the 1997 Equity Incentive Plan, the 2004 Stock Incentive Plan, the 2004 Employee Stock Purchase Plan, the 2010 Employment Inducement Award Plan and/or the 2011 Equity Incentive Plan of Dynavax Technologies Corporation;

of our reports dated March 12, 2012, with respect to the consolidated financial statements of Dynavax Technologies Corporation and the effectiveness of internal control over financial reporting of Dynavax Technologies Corporation included in this Annual Report (Form 10-K) of Dynavax Technologies Corporation for the year ended December 31, 2011.

/s/    Ernst & Young LLP

Redwood City, California

March 12, 2012